Exhibit 10.1.1

BACKOFFICE SERVICE AGREEMENT DATED MARCH 23, 2023 (BUT EFFECTIVE AS OF JANUARY 1, 2023), BY AND BETWEEN MOTORSPORTNETWORK, LLC AND MOTORSPORT GAMES INC US.

BACKOFFICE SERVICES AGREEMENT

THIS BACKOFFICE SERVICES AGREEMENT (this "Agreement") is dated as of March 23, 2023 (the "Execution Date") but is effective January 1, 2023 (the "Effective Date"), and is made by and among Motorsport Games Inc., a Delaware corporation ("Company"), and Motorsport Network, LLC, a Florida limited liability company ("Service Provider"). As used in this Agreement, the term "Party" means Service Provider or Company and the term "Parties" means Service Provider and Company.

WHEREAS, Company and Service Provider desire that Service Provider will provide certain management, operational (including by employing and assigning the applicable personnel to perform relevant management and/or operational functions), accounting, payroll, employee benefits, human resources and other back office services, to Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the Parties agree as follows.

1. SERVICES.

1.1 Performance of Services. Service Provider shall perform its obligations under this Agreement in a manner consistent with the level of service Service Provider normally provides to itself. Service Provider agrees to notify Company promptly if, at any time, it appears that Service Provider will not be able to complete the Services (as defined in Section 1.2) at the time and manner specified in accordance with this Agreement. The personnel (if any) assigned by Service Provider to perform the Services will be qualified to perform the assigned duties and reasonably available to perform the tasks assigned to them in a timely and responsive manner.

1.2 Scope of Services. During the Term (as defined in Section 4.1(b)), Service Provider shall provide to Company the services as set forth on **Exhibit A** attached hereto (the "Services").

1.3 Costs, Expenses and Overhead.

(a) Service Provider will issue monthly invoices to Company for the Services in the applicable calendar month at the rates set forth in **Exhibit B** attached hereto.

(b) If Service Provider incurs any indebtedness, fees, costs and/or expenses above monthly standard overhead, Company shall make interest-free advances to Service Provider to cover all such indebtedness, fees, costs and/or expenses in full. Service provider shall repay such advances when Service Provider is able to make such repayments (as determined in the sole discretion of the managers of Service Provider).

1.4 Intellectual Property. Service Provider shall own all right, title, and interest in and to all of Service Provider's intellectual property conceived, prepared, delivered, or created by Service Provider's personnel during the term of this Agreement in providing the Services hereunder, regardless of whether such intellectual property is created solely by Service Provider's personnel or in conjunction with personnel of Company.

2. INDEMNITY AND LIMITATION OF LIABILITY.

2.1 Indemnity. Company shall indemnify and hold harmless Service Provider and any of its members, managers, directors, employees, agents, assigns or any of their respective affiliates (each a "Indemnitee") for, from, and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("Claims"), that may accrue to or be incurred by any Indemnitee, or in which any Indemnitee may become involved, as a party or otherwise, or with which any Indemnitee may be threatened, relating to or arising out of the activities undertaken in connection with this Agreement, including amounts paid in satisfaction of judgments, in compromise or settlement, or as fines or penalties, and fees and expenses of legal counsel or other professional advisors incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "Proceeding"), whether civil or criminal (all of such Claims and amounts covered by this Section 2.1 referred to as "Damages"), except to the extent that it is ultimately determined that such Damages arose from an act or omission taken or suffered by such Indemnitee which either (i) was not made in good faith and in the reasonable belief that such act or omission was within the scope of authority granted to such Indemnitee by this Agreement or (ii) involves fraud or gross negligence on the part of such Indemnitee. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement arose from acts or omissions not satisfying the requisite standards of conduct for indemnification as provided above.

2.2 Limitation of Liability. ANY PROVISION HEREIN TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL SERVICE PROVIDER BE LIABLE FOR ANY INTERRUPTION OF BUSINESS OR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND IN NO EVENT SHALL THE LIABILITY OF SERVICE PROVIDER ARISING IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY COMPANY FOR THE SERVICES DURING THE ONE (1) YEAR PERIOD IMMEDIATELY PRECEDING THE DATE THE CAUSE OF ACTION AROSE.

3. INDEPENDENT CONTRACTOR. The Parties hereby acknowledge and agree that Service Provider shall perform the Services hereunder as an independent contractor, retaining control over and responsibility for its operations and personnel. Neither Service Provider, nor any of its shareholders, directors, managers, officers or employees shall be considered employees of Company or any of its subsidiaries as a result of this Agreement nor shall Service Provider or any of its shareholders, directors, managers, officers or employees have the authority to contract in the name of or bind Company solely as a result of this Agreement.

4. TERM AND TERMINATION.

4.1 This Agreement shall commence as of the Effective Date and shall continue thereafter for a period of twelve (12) months (the "Initial Term").

4.2 Upon expiration of the Initial Term, this Agreement shall automatically renew for successive twelve (12) month terms unless either party provides written notice of nonrenewal at least thirty (30) days prior to the end of the then-current term (each a "Renewal Term" and together with the Initial Term, the "Term"). If the Term is renewed for one or more Renewal Term, the terms and conditions of this Agreement during each Renewal Term shall be the same as the terms and conditions in effect immediately prior to such renewal. If either Party provides timely notice of nonrenewal, then

this Agreement shall terminate on the expiration of the then-current Term; provided, however, that the terms of Sections 1.4, 2, 3, 4.2, 5, 8 and 9 shall survive the expiration and/or termination of this Agreement and/or the Term.

4.3 Either Company and/or Service Provider may terminate the Term at any time with or without any reason by providing the other party an at least sixty (60) days prior written notice of termination.

5. **GOVERNING LAW; WAIVER OF JURY TRIAL.** This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. The Parties agrees that any legal action or proceeding with respect to any obligations under this Agreement may be brought in any state or federal court located in the State of Delaware. By the execution and delivery of this Agreement, each of the Parties submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of those courts. Each Party hereby waives any claim that the State of Delaware is not a convenient forum or the proper venue for any such suit, action or proceeding. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION OR ANY OTHER PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

6. **ASSIGNMENT.** No assignment of this Agreement may be made by any Party without the prior written consent of the other Party, provided that Service Provider may transfer or assign this Agreement, in whole or in part or from time to time, to one or more of its affiliates, or any successors in interest to its business. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties, their successors and permitted assigns.

7. **COUNTERPARTS.** This Agreement may be executed in two or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement. This Agreement may be delivered by facsimile or any form of electronic transmission (including via e-mail of portable document format (PDF) copies), and any such facsimile or electronically transmitted signature pages may be attached to one or more counterparts of this Agreement, and such faxed or electronically transmitted signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

8. **AMENDMENTS; ENTIRE AGREEMENT.** This Agreement may be amended from time to time by written agreement signed by the Parties. No provision shall be deemed to have been waived unless such waiver is contained in a written notice given by the Party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the Party or Parties in whose favor the waiver was given. Any such waiver shall only be effective with the consent of the Parties. This Agreement contains the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

9. **SEVERABILITY.** If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to Persons or circumstances other than those to which it is held

invalid, illegal or unenforceable shall not be affected thereby; provided, however, in the event that any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, Service Provider shall have the right, in its sole discretion, to elect to terminate this agreement immediately upon the delivery of written notice of such election to Company.

10. NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile or email transmission, upon receipt, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid or (iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service, in each case to the address set forth on the signature page herein. Any Party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

"Service Provider:"

Motorsport Network, LLC, a Florida limited liability company

By: Zoi

Name: Mike Zoi

Title: Manager

Address for notices:

5972 NE 4th Ave, Miami, FL, 33165

Attn.: Jason Potter

Telephone: +1 305 507 8799

Email: Jason.potter@motorsport.com

"Company:"

Motorsport Games Inc., a Delaware corporation

By ____________________

Name: Dmitry Kozko

Title: Chief Executive Officer

Address for notices:

5972 NE 4th Ave, Miami, FL, 33165

Attn.: Dmitry Kozko

Telephone: +1 305 507 8799

Email: dk@motorsportgames.com

EXHIBIT A

SERVICES

Services:

1. Accounting Services on an as needed basis, including, without limitation:

   a. Manage accounting system for general ledger purposes and to create financial statements and other statements;
   b. Performing and providing accounting staff support;
   c. Preparing periodic financial statements (income statements, balance sheets and general ledgers) and any other statements;
   d. Making appropriate journal entries to the general ledger, as required;
   e. Reconciling bank statements, accounts receivable trial balance, inventory sub-ledgers and accounts payable trial balances, as necessary;
   f. Processing accounts payables;
   g. Provide assistance with purchase accounting; and
   h. Provide audit support as requested.

5. Finance IT and Backoffice IT software, including, without limitation:

   i. the NetSuite Enterprise Resource Planning cloud-based platform, including maintenance and helpdesk services
   ii. Office365 (or equivalent) platform user profiles for all active employees

EXHIBIT B

FEE SCHEDULE

Accounting services monthly rate: $10,000.

Finance IT and Backoffice IT software monthly rate: $7,500.